EXHIBIT 99.1

May 14, 2012

Dear SureWest Shareholders:

Thank you for your support as we work toward completing the merger between Consolidated Communications Holdings, Inc. (“Consolidated”) and SureWest Communications (“SureWest”). On February 5, 2012, Consolidated and SureWest entered into an Agreement and Plan of Merger (the ‘‘Merger Agreement’’). The merger will be considered at a special meeting of SureWest shareholders to be held on June 12, 2012. Subject to the receipt of shareholder approval and satisfaction of certain other closing conditions, we presently expect that the merger will be completed during the third calendar quarter of 2012.

Under the terms of the Merger Agreement, each SureWest shareholder has the opportunity to elect to receive, as merger consideration for each share of SureWest common stock either, (1) $23.00 in cash, without interest, or (2) shares of Consolidated common stock having an equivalent value based on a formula as described in the accompanying materials or (3) a “mixed election” of both cash and shares of Consolidated common stock. Overall elections are subject to proration so that 50% of the SureWest shares (treating equity award shares as outstanding shares) will be exchanged for cash and 50% for stock. In order to preserve the tax-free nature of the transaction, the Merger Agreement also provides for a general consideration adjustment, in certain circumstances.

Enclosed are the Form of Election and Letter of Transmittal and related documents. Please complete, sign and return the Form of Election and Letter of Transmittal, with all of your SureWest stock certificates or confirmation of book-entry transfer, as applicable, to the exchange agent for the merger, Computershare Trust Company, N.A. (the ‘‘Exchange Agent’’ or ‘‘Computershare’’), in order to make an election. Please use the enclosed envelope to return your Form of Election and Letter of Transmittal and your stock certificates, confirmation of a book-entry transfer, or a properly completed Notice of Guaranteed Delivery to the Exchange Agent. Do not send your stock certificates or any other documents to SureWest or Consolidated.

The Form of Election and Letter of Transmittal, together with either your (1) stock certificate(s) or confirmation of book-entry transfer, as applicable, or (2) Notice of Guaranteed Delivery, must be RECEIVED by the Exchange Agent no later than the election deadline, which will be 5:00 p.m., Eastern Time, on the date that is two business days preceding the closing date of the merger or such other date as Consolidated and SureWest mutually agree) (the ‘‘Election Deadline’’). Consolidated and SureWest will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the merger, but you are encouraged to return your Form of Election and Letter of Transmittal as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Okapi Partners, LLC, at (877) 796-5274 (toll-free) or (212) 297-0720.

There is a limited period of time for you to deliver your Form of Election and Letter of Transmittal and your SureWest stock certificate(s) or confirmation of book-entry transfer. Therefore, we encourage you to submit your Form of Election and Letter of Transmittal and SureWest stock certificate(s) or confirmation of book-entry transfer, as applicable, promptly. If you do not make a valid election, you will be deemed not to have made an election and as a result, your SureWest shares may be exchanged for cash consideration, stock consideration or a combination of cash consideration and stock consideration in accordance with the proration procedures contained in the Merger Agreement.

IMPORTANT INFORMATION REGARDING DISSENTERS’ RIGHTS

The summary description of the dissenters’ rights of SureWest shareholders contained in the Joint Proxy Statement/Prospectus dated April 24, 2012, which was previously mailed to SureWest shareholders of record as of April 23, 2012 (the “Proxy Statement”), incorrectly stated that (A) SureWest shareholders of record could perfect dissenter’s rights so long as they did not vote in favor of the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger and (B) that SureWest shareholders of record must make a written demand that SureWest purchase for cash those shares with respect to which they wish to act as dissenting shareholders no later than 30 days after SureWest sends a notice of the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger by the requisite shareholders at the special meeting.  Attached hereto, as Exhibit A, is a corrected summary description of the dissenters’ rights of SureWest shareholders.

The principal changes reflected in Exhibit A are as follows. Since shares of SureWest common stock are listed and traded on NASDAQ, in order to perfect their dissenters’ rights, SureWest shareholders of record must:

(i)            make written demand for the purchase of their dissenting shares to SureWest or its transfer agent on or before June 12, 2012, the date of the special meeting, and

(ii)           vote their dissenting shares “against” approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger.

Shareholders wishing to perfect their dissenters’ rights must also follow the other procedural requirements described under “DISSENTERS’ RIGHTS OF SUREWEST SHAREHOLDERS” in Exhibit A and “ANNEX IV (California Statute Relating to Shareholders’ Dissenters’ Rights)” in the Joint Proxy Statement/Prospectus.

If you have not yet voted, we encourage you to do so, and to vote FOR the proposal to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, FOR the proposal to approve, by an advisory vote, the change in control severance payments to SureWest’s named executive officers and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies. If you have voted and do not wish to change your vote, do nothing and your proxy card will be voted as you directed. If you have already voted and wish to change your vote, you must either advise SureWest’s secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions provided by your broker to change those instructions.

You can find additional information on the merger, its terms and related transactions in the Joint Proxy Statement/Prospectus dated April 24, 2012, which was previously mailed to SureWest shareholders of record as of April 23, 2012 and is also available through the Securities and Exchange Commission’s web site at www.sec.gov. The information contained in the Joint Proxy Statement/Prospectus is as of April 24, 2012, and does not reflect subsequent developments. However, the Joint Proxy Statement/Prospectus incorporates by reference subsequent filings with the Securities and Exchange Commission by Consolidated and SureWest. You should rely only on the information contained or expressly incorporated by reference in the Joint Proxy Statement/Prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents.

If you have any questions regarding the election materials, please call Okapi Partners, LLC, at (877) 796-5274 (toll-free) or (212) 297-0720.

/s/ Steven C. Oldham	/s/ Robert J. Currey
Steven C. Oldham	Robert J. Currey
SureWest Communications	Consolidated Communications
President and Chief Executive Officer	President and Chief Executive Officer

EXHIBIT A

Correction to Notice of Special Meeting and Proxy Statement

The discussion of the dissenters’ rights of record holders of SureWest common stock contained on pages 125-126 of the Joint Proxy Statement/Prospectus dated April 24, 2012, which includes the SureWest Notice of Special Meeting of Shareholders, is hereby amended and restated in its entirety as follows:

DISSENTERS’ RIGHTS OF SUREWEST SHAREHOLDERS

If the Mergers are completed, you may be entitled to dissenters’ rights under Chapter 13 of the California Corporations Code (“Chapter 13”) as long as you comply with the conditions established by Chapter 13 and the other requirements of Chapter 13 are satisfied. Under California law, no dissenters’ rights are available for shares listed on any national securities exchange, including the NASDAQ Global Select Market, such as SureWest’s common stock, unless demands for payment are filed by at least five percent of the outstanding shares of SureWest’s common stock.

If you have a beneficial interest in shares of SureWest common stock that are held of record in the name of another person, such as a broker, bank or other nominee, and you desire to perfect any dissenters’ rights, you must act promptly to cause the holder of record timely and properly to follow the steps summarized below. Dissenters’ rights cannot be validly exercised by persons other than shareholders of record regardless of the beneficial ownership of the shares.

The discussion below is not a complete summary regarding dissenters’ rights of SureWest shareholders under California law and is qualified in its entirety by reference to the text of the relevant provisions of California law, which are attached to this proxy statement as Annex IV. You should review this summary and Chapter 13 carefully if you wish to exercise dissenters’ rights or if you want to preserve your right to do so in the future, because failure to comply with the required procedures within a certain time frame will result in the loss of your dissenters’ rights.

If the Mergers are completed, SureWest shareholders who vote against the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, may become entitled to be paid cash for the fair market value of their stock in lieu of the Merger Consideration set forth in the Merger Agreement.

The Merger Agreement provides that shares of SureWest common stock held by a holder who is entitled to demand and has properly demanded dissenters’ rights in accordance with Chapter 13 shall not be converted into the right to receive the $23.00 per share Merger Consideration. At the effective time of the Mergers, such holders will cease to have any rights with respect to such dissenting shares, except the right to receive payment of the fair market value of such shares determined in accordance with Chapter 13.

Section 1301(a) of the California Corporations Code requires SureWest to give notice (the “Approval Notice”) that the Mergers were approved to each of its shareholders who (i) voted against the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, and (ii) has made a proper demand not later than the date of the special meeting. Section 1301(a) of the California Corporations Code requires SureWest to provide in the Approval Notice a statement of the fair market value (excluding any appreciation or depreciation in consequence of the Mergers) of the shares on February 3, 2012, the day before the first announcement of the terms of the Mergers. If you do not wish to pursue your dissenters’ rights, you will be entitled to receive the Merger Consideration set forth in the Merger Agreement in exchange for your shares of SureWest common stock. All of SureWest’s shareholders who desire to pursue their dissenters’ rights must follow the procedures to perfect such rights as described below.

Should you wish to become a dissenting shareholder:

1.               you must continuously hold your shares from the record date for shareholders entitled to consent to the Mergers;

2.               you must vote any of the shares you wish to qualify as dissenting shares against the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger;

3.               you must make a written demand of SureWest not later than the date of the special meeting. In your written demand to SureWest, include the number of shares you are qualifying as dissenting shares and state the amount you believe to be the fair market value of those shares as of the day before the announcement of the Mergers. This statement of the fair market value of your shares will constitute an offer to sell your dissenting shares to SureWest at such price. You should send your written demand to (a) Corporate Secretary at SureWest Communications, 8150 Industrial Avenue, Building A, Roseville, California 95678 or (b) SureWest’s transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Operations Center, Brooklyn, NY 11219, so that it is received not later than the date of the special meeting. Even if you vote against the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, or if you gave a proxy to someone directing a vote against approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, you must still make the written demand to SureWest not later than the date of the special meeting as described above in order to qualify your shares as dissenting shares. Such demand will not be effective unless it is received by not later than the date of the special meeting;

4.               you must submit (a) the certificates representing your dissenting shares or (b) if the shares are uncertificated securities, written notice of the number of shares which you demand that SureWest purchase, to Corporate Secretary at SureWest Communications, 8150 Industrial Avenue, Building A, Roseville, California 95678 or to SureWest’s transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Operations Center, Brooklyn, NY 11219. You must submit your certificates or notice within 30 days after the mailing of the Notice of Approval; and

5.               demands must be filed in accordance with the requirements of Chapter 13 with respect to at least five percent of the outstanding shares of SureWest’s common stock not later than the date of the special meeting.

If SureWest agrees that your shares have been validly qualified as dissenting shares, and you and SureWest agree upon the price of the shares, you will be entitled to the agreed upon price, plus any interest that may accrue at the legal rate on judgments from the date of such agreement.

If SureWest does not agree that your shares were validly qualified as dissenting shares, or if you and SureWest fail to agree upon the fair market value of your shares, you may file a complaint with the California Superior Court within six months after the Approval Notice is mailed to you, requesting that the court determine the fair market value of the dissenting shares and/or whether your shares qualify as dissenting shares.

If demands are received with respect to less than five percent of the outstanding shares of SureWest’s common stock, or if you fail to perfect your dissenters’ rights or effectively waive, withdraw or lose such rights, or if a court of competent jurisdiction determines that you are not entitled to relief under Chapter 13, your shares of common stock will thereupon be deemed to have been canceled and converted into the right to receive the Merger Consideration.

You may submit a form of election even if you vote against the approval of the Merger Agreement, the Merger Certificates and the transactions contemplated thereby, including the First Merger. If your shares of common stock are deemed to have been canceled and converted into the right to receive the Merger Consideration pursuant to the preceding paragraph, such form of election will be considered together with all other forms of election properly completed and submitted, subject to the proration procedures contained in the Merger Agreement and described under “The Mergers—SureWest Shareholders Making Cash and Stock Elections”.

YOU SHOULD BE AWARE THAT IF YOU SEEK TO EXERCISE DISSENTERS’ RIGHTS, THE FAIR MARKET VALUE OF YOUR SHARES, AS FINALLY DETERMINED UNDER CALIFORNIA LAW, COULD BE MORE THAN, THE SAME AS, OR LESS THAN THE AMOUNT OF THE MERGER CONSIDERATION THAT YOU WOULD RECEIVE PURSUANT TO THE MERGER AGREEMENT. IF THE FAIR MARKET VALUE AS FINALLY DETERMINED EXCEEDS THE MERGER CONSIDERATION THAT WAS OFFERED BY CONSOLIDATED, THE COSTS AND EXPENSES (INCLUDING, IN THE DISCRETION OF THE COURT, ATTORNEYS’ FEES, FEES OF EXPERT WITNESSES AND INTEREST IF THE VALUE AWARDED BY THE COURT IS MORE THAN 125 PERCENT OF THE PRICE OFFERED BY SUREWEST) OF THE APPRAISAL PROCEEDING WILL BE ASSESSED AGAINST SUREWEST. OTHERWISE, THE COSTS MAY BE APPORTIONED AT THE DISCRETION OF THE COURT.

IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF CALIFORNIA LAW RELATING TO DISSENTERS’ RIGHTS, ALL SUREWEST SHAREHOLDERS THAT WISH TO EXERCISE DISSENTERS’ RIGHTS OR THAT WISH TO PRESERVE THEIR RIGHT TO DO SO SHOULD CAREFULLY REVIEW CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE, BECAUSE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS. THOSE WISHING TO DISSENT SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER CHAPTER 13.